Putnam New Opportunities Fund
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows.

74U1		Class A	215,740
		Class B	 67,506
		Class C	   2,137

74U2		Class M	    6,290
		Class Y	  29,803

74V1		Class A	28.43
		Class B	26.08
		Class C	27.67

74V2		Class M	27.08
		Class Y	29.18